Exhibit 99.1

FOR IMMEDIATE RELEASE

THE ORCHARD RECEIVES NASDAQ NOTIFICATION OF NON-COMPLIANCE WITH MINIMUM MARKET VALUE REQUIREMENT

New York — November 13, 2009 — The Orchard (NASDAQ: ORCD), a full service media company specializing in the distribution of music and video entertainment, reported that on November 12, 2009, it received notice from NASDAQ stating that the market value of publicly held shares (“MVPHS”) of The Orchard’s common stock were below $5.0 million for 30 consecutive business days and The Orchard was therefore not in compliance with the minimum MVPHS requirement for continued listing on The NASDAQ Global Market under Listing Rule 5450(b)(1)(C).

The rule provides The Orchard with a 90-day grace period until February 10, 2010 to regain compliance.  The Orchard can regain compliance if The Orchard’s MVPHS at market close is $5.0 million or more for a minimum of ten consecutive business days.  If compliance is not regained by February 10, 2010, NASDAQ will notify The Orchard of its determination to delist The Orchard’s common stock, which decision may be appealed to a NASDAQ Hearings Panel.  Alternatively, The Orchard may apply to transfer its common stock listing to The NASDAQ Capital Market, provided it satisfies the requirements for continued listing on that market.

Since approximately 49% of The Orchard’s common shares are not included in the NASDAQ MVPHS calculation, The Orchard’s MVPHS is determined on a limited number of shares increasing the difficulty in correcting the deficiency. The Orchard intends to maintain its listing on The NASDAQ Stock Market and will actively monitor the market value for its common stock between now and February 10, 2010 and will consider available options.

About The Orchard®

Headquartered in New York and London with operations in 25 markets around the world, The Orchard (NASDAQ: ORCD) is a full service media company specializing in the distribution of music and video entertainment.   Founded in 1997, the company is a global leader in digital marketing and distribution, driving sales across more than 730 digital storefronts and mobile carriers in 69 countries. Fostering creativity and independence, The Orchard enables labels, artists and rights holders to grow and monetize audiences globally. For further information please visit www.theorchard.com.

The Orchard is a registered trademark and The Orchard logo is a service mark of Orchard Enterprises NY, Inc. All Rights Reserved.

Forward Looking Statements

This release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance, such as the factors underlying The Orchard’s historical performance and the likelihood that these will result in similar future performance, The Orchard’s performance in 2009 despite a challenging macro-economic environment, the impact that new business areas that are being launched will have on future growth and management’s ability to control costs as revenues increase. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof and are based on our current views and assumptions. The Orchard undertakes no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. These forward-looking statements involve a number of risks and uncertainties, certain of which are outside of The Orchard’s control, such as the growth of the digital music and video markets, the impact of the general economic recession and management’s ability to capitalize on our business strategy and take advantage of opportunities for revenue expansion, the outcome of, expenses associated with, or developments concerning, Dimensional's proposal to acquire all of our outstanding common stock not already owned by it or any litigation related to the proposal, the uncertainty for our employees, customers and other business partners resulting from Dimensional's proposal, which could adversely affect our business and financial results, and our ability to maintain the listing of our common stock on The NASDAQ Stock Market.  These and other factors that could cause actual results to differ materially from our expectations are detailed in The Orchard’s filings with the Securities and Exchange Commission, such as our annual reports on Form 10-K and quarterly reports on Form 10-Q.

CONTACTS

Financial Inquiries
Nathan Fong,
212-300-2824
EVP & Chief Financial Officer
nfong@theorchard.com

or

Press Inquiries:
Ed James
Cornerstone PR
212 652 9295
ed@cornerstonepromotion.com

or

Investor Relations:
ir@theorchard.com